As filed with the Securities and Exchange Commission on April 6, 1999
                                                               File No. 0-13628


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                       TRIDON ENTERPRISES, INCORPORATED
 _____________________________________________________________________________
            (Exact name of registrant as specified in its charter)


COLORADO                                                             13-3183646
(State or other jurisdiction of                                (I.R.S. Employer
incorporation or organization)                              Identification No.)


                           Consulting Agreement with
                          Weil Consulting Corporation
______________________________________________________________________________
                           (Full title of the plan)

  Warren Soloski, 11300 W. Olympic, Suite 800, Los Angeles, California 90064
                    (Name and Address of Agent for Service)

                                (310) 477-9742
         (Telephone number including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

                                             Proposed  Proposed
                                             Maximum   Maximum
Title of Securities           Amount of      Offering  Aggregate Amount
Securities to be Registered   Shares to be   Price Per Offering  of Reg.
                              Registered     Share     Price     Fee(2)

$.001 par value Common        300,000        $0.14     $42,000   $11.68
  Stock

          Totals              300,000        $0.14     $42,000   $11.68

    _________________________________________________________________________

Total No. of pages: 23                       Exhibit Index on Page No: 14


     _____________________
     (1) Pursuant to Rule 416(c) promulgated under the Securities Act of 1933, as amended, the Registration Statement also covers an indeterminate amount of Shares to be offered or sold as a result of any adjustments from stock splits, stock dividends or similar events.

     (2) Based upon the average bid and asked prices of the Company's Common Stock in over-the-counter trading on December 11, 1998.

                                   PROSPECTUS

                         TRIDON ENTERPRISES INCORPORATED
                           136 S. Palm Drive, Suite 105
                         Beverly Hills, California 90212
                                  (310) 858-7123

                         (300,000 SHARES OF COMMON STOCK)



     This Prospectus relates to the offer and sale by TRIDON ENTERPRISES, INCORPORATED, ("TEIM"), a Colorado corporation ("the Company") of shares of its $0.001 par value common stock (the "Common Stock) to certain consultants of the Company (the "Consultants) pursuant to agreements entered into between the Company and the Consultants. The Company is registering hereunder and then issuing upon receipt of adequate consideration therefor to the Consultants 300,000 shares of the Common Stock in consideration for services rendered and to be rendered under the agreements.

     The Common Stock is not subject to any restriction on transferability. Recipients of shares other than persons who are affiliates of the Company within the meaning of the Securities Act (the Act) may sell all or part of the shares in any way permitted by law including sales in the over-the-counter market at prices prevailing at the time of such sale. None of the shares registered hereunder are being sold to anyone who is an affiliate of the Company. An affiliate is, summarily, any director, executive officer or controlling shareholder of the Company. The affiliates of the Company may become subject to Section 16(b) of the Securities Exchange Act of 1934 as amended (the Exchange Act) which would limit their discretion in transferring the shares acquired in the Company. If the Consultant who is not now an affiliate becomes an affiliate of the Company in the future; he would then be subject to Section I(b) of the Exchange Act (See General Information --- Restrictions on Resale).

The Common Stock is Listed on the OTC bulletin board under the symbol TEIM.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 The date of this Prospectus is March 8, 1999

     This Prospectus is not part of any Registration Statement which was filed and been effective under the Securities Act of 1933 as amended (the Securities
Act) and does not contain all of the information set forth in the Registration Statement, certain portions of which have seen offered pursuant to the rules and regulations promulgated by the U.S. Securities and Exchange Commission (The Commission) under the Securities Act. The statements in this Prospectus as to the contents of any contracts or other documents filed as an exhibit to either the Registration Statement or other filings of the Company with the Commission are qualified in their entirety by the reference thereto.

     A copy of any document or part thereof incorporated by reference in this Prospectus but not delivered herewith will be furnished without charge upon written or oral request. Requests should be addressed to: TRIDON ENTERPRISES, INCORPORATED, 136 S. Palm Drive, Suite 105, Beverly Hills, CA 90212, telephone
(310) 858-7123.

     The Company is subject to the reporting requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. These reports as well as the proxy statements information statements and other information filed by the Company under the Exchange Act may be reviewed and copied at the public reference facilities maintained by the Commission at 450 Fifth Street N.C., Washington D.C. 20549. Copies my be obtained at the prescribed rates. In addition the Common Stock is quoted on the a automated quotation system maintained by the National Association of Securities Dealers, Inc. (NASD). Thus copies of these reports, proxy statements, information statements and other information may also be examined at the offices of the NASD at 1735 K Street N.C., Washington DC 20549.

     No person has been authorized to give any information or to make any representation, other than those contained in this Prospectus, and if given or made, such other information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer or a solicitation by anyone in any state in which such is not authorized or in which the person making such is not qualified or to any one to whom it is unlawful to make an offer or solicitation.

     Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has not been a change in the affairs of the Company since the date hereof.

                                TABLE OF CONTENTS


PART I


INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS                       7

ITEM 1. PLAN INFORMATION                                                   7


GENERAL INFORMATION                                                        7
The Company                                                                7

Purpose                                                                    7

Common Stock                                                               7
The Consultant                                                             7
No Restrictions on Transfer                                                7
Tax Treatment to the Consultant                                            7
Tax Treatment to the Company                                               8

Restrictions on Resales                                                    8


DOCUMENTS INCORPORATED BY REFERENCE & ADDITIONAL INFORMATION               8

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

Legal Opinion and Experts                                                  9

Indemnification of Officers and Directors                                  9

PART II


INFORMATION REQUIRED IN THE REGISTRATION STATEMENT                         9

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE                           9

ITEM 4.  DESCRIPTION OF SECURITIES                                         10

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL                            10

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS                         10

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED                               11

ITEM 8.  EXHIBITS                                                          11

ITEM 9.  UNDERTAKINGS                                                      11


EXHIBIT INDEX                                                              14

                                    PART 1

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.     Plan Information

GENERAL INFORMATION

The Company

     The Company has its principal offices at 136 S. Palm Drive, Suite 105, Beverly Hills, CA 90212, telephone (310) 858-7123.

Purposes

     The Common Stock will be issued by the Company pursuant to an agreement entered into between the Consultant and the Company and approved by the Board of Directors of the Company (the "Board of Directors"). The agreements are intended to provide a method whereby the Company may be stimulated by the personal involvement of the Consultant in the Company's future prosperity, thereby advancing the interests of the Company, and all of its shareholders. A copy of the agreement has been filed as an exhibit to this Registration Statement.

Common Stock

     The Board has authorized the issuance of up to 300,000 shares of the Common stock to the Consultants upon effectiveness of this registration Statement.

The Consultant

     The Consultant has agreed to provide his expertise and advice to the Company on a non-exclusive basis for the purpose of assisting the Company in its development and evaluation of its domestic strategic business plan.

No Restrictions on Transfer

     The Consultant will become the record and beneficial owner of the shares of Common Stock upon issuance and delivery and are entitled to all of the rights of ownership, including the right to vote any shares awarded and to receive ordinary cash dividends on the Common Stock.

Tax Treatment to the Consultant

     The Common Stock is not qualified under Section 401(a) of the Internal Revenue Code. The Consultant, therefore, will be deemed for federal income tax purposes to recognize ordinary income during the taxable year in which the first of the following events occurs: (a) the shares become freely transferable, or (b) the shares cease to be subject to a substantial risk of forfeiture. Accordingly, the Consultant will receive compensation taxable at ordinary rates equal to the fair market value of the shares on the date of receipt since there will be no substantial risk of forfeiture or other restrictions on transfer. The Consultant is urged to consult his tax advisor on this matter. Further, if any recipient is an "affiliate", Section 16(b) of the Exchange Act is applicable and will affect the issue of taxation.

Tax Treatment to the Company

     The amount of income recognized by any recipient hereunder in accordance with the foregoing discussion will be an expense deductible by the Company for federal income tax purposes of the taxable year of the Company during which the recipient recognizes income.

Restrictions of Resales

     In the event that an affiliate of the Company acquires shares of Common Stock hereunder, the affiliate will be subject to Section 16(b) of the Exchange Act. Further, in the event that any affiliate acquiring shares hereunder has sold or sells any shares of Common Stock in the six months preceding or following the receipt of shares hereunder, any so called "profit", as computed under Section 16(b) of the Exchange Act, would be required to be disgorged from the recipient to the Company. Services rendered have been recognized as valid consideration for the "purchase" of shares in connection with the "profit" computation under Section 16(b) of the exchange Act. The Company has agreed that for the purpose of any "profit" computation under 16(b) the price paid for the common stock issued to affiliates is equal to the value of services rendered. Shares of common Stock acquired hereunder by persons other than affiliates are not subject to Section 16(b) of the Exchange Act.


DOCUMENTS INCORPORATED BY REFERENCE AND ADDITIONAL INFORMATION

     The Company hereby incorporates by reference (i) its annual report of Form 10-KSB for the year ended April 30, 1997, filed pursuant to Section 13 of the Exchange Act, (ii) any and all Forms 10-Q (10-QSB) filed under the Securities or Exchange Act subsequent to any filed form 10-K (or 10-KSB), as well as all other reports filed under Section 13 of the Exchange Act, and (iii) its annual report, if any, to shareholders delivered pursuant to Rule 14a-3 of the Exchange Act. In addition, all further documents filed by the Company pursuant to Section 13, 14, or 15(d) of the Exchange Act prior to the termination of this offering are deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing. All documents which when together, constitute this Prospectus, will be sent or given to participants by the Registrant as specified by Rule 428(b)(1) of the Securities Act.


Item 2.   Registrant Information and Employee Plan Annual Information

     A copy of any document or part hereof incorporated by reference in this Registration Statement but not delivered with this Prospectus or any document required to be delivered pursuant to Rule 428(b) under the Securities Act will be furnished without charge upon written or oral request. Requests should be addressed to: TRIDON ENTERPRISES, INCORPORATED, 136 S. Palm Drive, Suite 105, Beverly Hills, CA 90212, telephone (310) 858-7123.

Legal Opinions and Experts

     Warren J. Soloski has rendered an opinion on the validity of the securities being registered. Mr. Soloski is not an "affiliate" of the Company and does not have a substantial interest in the registrant.

     The financial statements of TRIDON ENTERPRISES, INCORPORATED incorporated by reference in the Company's Annual Report (Form 10-KSB) for the year ended April 30, 1997 have been audited by Caldwell, Becker, Dervin, Petrick & Co. L.L.P., Certified Public Accountants, independent auditors, as set forth in their report incorporated herein by reference and are incorporated herein in reliance upon such report given upon the authority of the firm as experts in auditing and accounting.

Indemnification of Officers and Directors

     Insofar as indemnification of liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the company, the company has been informed that in the opinion of the commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                                     PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

     Registrant hereby states that (i) all documents set forth in (a) through
(c), below, are incorporated by reference in this registration statement, and
(ii) all documents subsequently filed by registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

               (a) Registrant's latest Annual Report, whether filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

               (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a), above; and

               (c) The latest prospectus filed pursuant to Rule 424(b) under the Securities Act.


Item 4.   Description of Securities

     No description of the class of securities (i.e., the $.001 par value Common Stock) is required under this item because the common Stock is registered under Section 12 of the Exchange Act.


Item 5.   Interests of Named Experts and Counsel

     Mr. Soloski, whose firm is rendering the legal opinion for this registration, will not benefit from the registration of shares under the terms of the consulting agreement, but will be paid directly by the Company.


Item 6.   Indemnification of Directors and Officers

     The Company's by-laws, in accordance with Colorado Statutes, provide that to the extent he is otherwise fairly and reasonably entitled thereto, the Company shall indemnify a Director or Officer, a former Director or Officer, or a person who acts or acted at the Company's request as a Director or Officer of a body corporate of which the Corporation is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Company or any such body corporate and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a Director or Officer of the Company or such body corporate, if

               (a) he acted honestly and in good faith with a view to the best interests of the Company; and

               (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

     The Colorado Statutes provide that directors shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the directors' duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) for authorizing a distribution that is unlawful under the Colorado Statutes, or (iv) for any transaction from which the director derived an improper personal benefit. Such provision protects directors against personal liability for monetary damages for breaches of their duty of care.

     The Company may purchase and maintain insurance for the benefit of its Directors and Officers as such, as the Board of directors may from time to time determine.


Item 7.   Exemption from Registration Claimed

     Not Applicable.


Item 8.   Exhibits

     (a) The following exhibits are filed as part of this S-8 registration statement pursuant to Item 601 of Regulation S-B and are specifically incorporated herein by this reference:

Exhibit No.         Title

 4.                 Not Applicable

 5. Opinion of Warren J. Soloski regarding the legality of the securities registered.

10.                 Consulting Agreement with Weil Consulting Corporation.

15.                 Not Required

23.1 Consent of Warren J. Soloski, special counsel to registrant, to the use of his opinion with respect to the legality of the securities being registered hereby and to the references to him in the Prospectus filed as a part hereof.

23.2 Consent of Caldwell, Becker, Dervin, Petrick & Co. L.L.P., Certified Public Accountants

27.                 Not Required

28.                 Not Required

29.                 Not Required


Item 9.   Undertakings

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

                         (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

                         (ii) reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; and

                       (iii) include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                    provided, however, paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed by the registrant small business issuer under the Exchange Act.

               (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment to the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant's annual report pursuant to Section 13(a) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

                                    SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Beverly Hills, California on the 30th day of December, 1998.


                              TRIDON ENTERPRISES, INCORPORATED
                              (Registrant)

                              By:  /s/ Paul Ebeling
                                   Paul Ebeling, CEO


     Pursuant to the requirements of the 1933 Act, this registration statement or amendment has been signed by the following persons in the capacities and on the dates indicated:

     Signatures                    Title                    Date

/s/ Paul Ebeling                   CEO,                     March 29, 1999
    Paul Ebeling                   Director

/s/ Kevin Welch                    Secretary, Treasurer,    March 29, 1999
    Kevin Welch                    Director

/s/ Nicolas Weider                 Director                 March 29, 1999
    Nicolas Weider

     FORM S-8 REGISTRATION STATEMENT

     EXHIBIT INDEX

     The following Exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-B and are specifically incorporated herein by this reference:

Exhibit Number
In Registration
Statement           Descriptions                                 Numbered Page
_______________________________________________________________________________

 5.       Opinion of Counsel                                               15

10.       Consulting Agreement with Weil Consulting Corporation            17

23.1      Consent of Warren J. Soloski                                     22

23.2      Consent of Caldwell, Becker, Dervin, Petrick & Co., L.L.P.       23
          Certified Public Accountants

March 29, 1999

Paul Ebeling
TRIDON ENTERPRISES, INCORPORATED
136 S. Palm Drive, Suite 105
Beverly Hills, CA 90212

     Re:  Legal Opinion for S-8 Registration Statement

Dear Mr. Ebeling:

     At your request, I have examined the form of Registration Statement which TRIDON ENTERPRISES, INCORPORATED (the "Company") is filing with the Securities and Exchange Commission, on Form S-8 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 300,000 shares of your Common Stock (the "Stock") issuable pursuant to satisfaction of conditions set forth in the agreements with the various officers and Consultant to the Company (the "Consulting Agreements").

     In rendering the following opinion, I have examined and relied only upon the documents, and certificates of officers and directors of the Company as are specifically described below. In my examination, I have assumed the genuineness of all signatures, the authenticity, accuracy and completeness of the documents submitted to me as originals, and the conformity with the original documents of all documents submitted to me as copies. My examination was limited to the following documents and no others:

     1.   Certificate of Incorporation of the Company, as amended to date;

     2.   Bylaws of the Company, as amended to date;

     3. Resolutions adopted by the Board of Directors of the Company authorizing entry into the various consultant agreements;

     4.   The Registration Statement;

     5. The agreements with the entity and the individual for the shares being registered in the Registration Statement.

     I have not undertaken, nor do I intend to undertake, any independent investigation beyond such documents and records, or to verify the adequacy or accuracy of such documents and records. Based upon the foregoing, it is my opinion that: (i) the Stock to be issued under the agreements, subject to effectiveness of the Registration Statement and compliance with applicable blue sky laws, and execution of the various Consulting Agreements in accordance with the contracts as contemplated, when issued, will be duly and validly authorized, fully paid and non-assessable; and (ii) no consent, approval, order or authorization of any regulatory board, agency, or instrumentality having jurisdiction over the Company or its properties (other than registration under the Act or qualification under state securities or Blue Sky laws or clearance from the NASD) is required for the valid authorization, issuance and delivery of the Stock, or, if required, it has been obtained and is in full force and effect.

     I express no opinion as to compliance with the securities or "blue sky" laws of any state in which the stock delivered upon fulfillment of the agreements is proposed to be offered and sold or as to the effect, if any, which non-compliance with such laws might have on the validity of issuance of the stock.

     I consent to the filing of this opinion as an exhibit to any filing made with the Securities and Exchange Commission or under any state or other jurisdiction's securities act for the purposes of registering, qualifying or establishing eligibility for an exemption from registration or qualification of the stock issued as described in the Registration Statement in connection with the offering described therein. Other than as provided in the preceding sentence, this opinion (i) is addressed solely to you, (ii) may not be relied upon by any other party, (iii) covers only matters of federal law and nothing in this opinion shall be deemed to imply any opinion related to the laws of any other jurisdiction, (iv) may not be quoted or reproduced or delivered by you to any Other person, and (v) may not be relied upon for any other purpose whatsoever. Nothing in this opinion shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.

     By giving you this opinion and consent, I do not admit that I am an expert with respect to any part of the Registration Statement within the meaning of the term "expert" as used in Section 11 of the Securities Act of 1993, as amended, or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

     The information set forth herein is as of the date of this letter. I disclaim any undertaking to advise you of changes which may be brought to my attention after the effective date of the Registration Statement.


Very truly yours,

/s/ Warren J. Soloski
Warren J. Soloski

INDEPENDENT CONTRACTOR/CONSULTING AGREEMENT


     THE AGREEMENT is made and entered into as of this 11th day of December, 1998 by and between TRIDON ENTERPRISES, INCORPORATED, hereinafter referred to as "Client", with its principal place of business in 136 S. Palm Drive, Suite 105, Beverly Hills, CA, and Weil Consulting Corporation, a California corporation, with its principal place of business at 310 S. Swall Drive, Suite 407, Los Angeles, CA 90048, hereinafter referred to as "Consultant".

RECITALS

     A.   WHEREAS, Client is a development stage company,

     B. WHEREAS, the Consultant is generally knowledgeable in the areas of domestic business operations and plan implementation, possesses a high level of experience in the areas of the Company's business and is experienced in evaluating and developing strategic planning.

     C. WHEREAS, the Company wishes to engage the Consultant on a nonexclusive basis as an independent contractor to utilize Consultant's general experience and contacts in the domestic business of the Company and to further develop and refine its domestic strategic business plan;

     D. WHEREAS, the Consultant is willing to be so retained on the terms and conditions as set forth in this Agreement.

AGREEMENT

     NOW, THEREFORE, in consideration of the promises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:

     1. Engagement. The Company hereby retains and engages Consultant to perform the following consulting services (the "Consulting Services");

          a. Review and evaluate the Company's current domestic business plan and remain knowledgeable about the contents thereof;

          b. Work with the Company's management to develop and prepare a detailed strategic domestic business plan as well as periodically revise said plan as required during the Term of this Agreement; and

          c. Provide general strategic advice and consultation to the Company's management on all matters pertaining to the domestic business of the Company.

     2. Duties Expressly Excluded. This Agreement expressly excludes the Consultant from providing any and all capital formation and/or public relation services to the Company inclusive of but not limited to (i) direct or indirect promotion of the Company's securities; (ii) assistance in making of a market in the Company's securities; and (iii) assistance in obtaining debt and/or equity financing.

     3. Consideration. As full and complete consideration for the performance by the Consultant of the Consulting Services, the Company will issue to the Consultation 300,000 shares of the Company's common stock, $0.001 par value (the "Shares"). In the event that Consultant does not completely perform the Consulting Services, as determined by the Client, (for any reason, including the death or incapacity of Consultant), then for each month that Consultant does not perform the Consulting Services during the Term, one-twelfth (1/12) of the Shares (as adjusted for stock splits, reverse stock splits, stock dividends or distributions or other reclassifications of the Company's capital stock) shall be returned to the Company and canceled. Consultant agrees to purchase shares in the open market, if necessary, to fulfill such obligation to return shares to the Company. However, Consultant agrees to pay Client, upon execution of this Agreement, the par value of the shares received to defer Client's legal cost for this Agreement.

     4. Term. This Agreement shall be effective for a term of twelve (12) months starting from the date first written above unless sooner terminated upon mutual written agreement of the parties hereto.

     5. Expenses. Consultant shall bear his out-of-pocket costs and expenses incident to performing the Consulting Services, without a right of reimbursement form the Company unless such expenses are pre-approved by the Company.

     6. Consultant's Liability. In the absence of gross negligence or willful misconduct on the part of the Consultant or the Consultant's breach of any terms of this Agreement, the Consultant shall not be liable to the Company or to any officer, director, employee, stockholder or creditor of the Company, for any act or omission in the course of or in connection with the rendering or providing of services hereunder. Except in those cases where the gross negligence or willful misconduct of the Consultant or the breach by the Consultant of any terms of this Agreement is alleged and proven, the Company agrees to defend, indemnify, and hold the Consultant harmless from and against any and all reasonable costs, expenses and liability (including reasonable attorney's fees paid in the defense of the Consultant) which may in any way result from services rendered by the Consultant pursuant to or in any connection with this Agreement. This indemnification expressly excludes any and all damages as a result of any actions or statements, on behalf of the Company, made by the Consultant without the prior approval or authorization of the Company.

     7. Company's Liability. The Consultant agrees to defend, indemnify, and hold the Company harmless from an against any and all reasonable costs, expenses and liability (including reasonable attorney's fees paid in defense of the Company) which may in any way result pursuant to its gross negligence or willful misconduct or in any connection with any actions taken or statements made, on behalf of the Company, without the prior approval or authorization of the Company or which are otherwise in violation of applicable law.

     8.   Representations.  The Consultant makes the following representations:

          a. Consultant has no prior or existing legally binding obligations that are in conflict with its entering into this Agreement;

          b. Consultant shall not offer or make payment of any consideration to brokers, dealers, or others for purposes of inducing the purchase, making of a market or recommendation for the purchase of the Company's securities;

          c. Consultant is not currently the subject of an investigation or inquiry by the Securities and Exchange Commission, the NASD, or any state securities commission;

          d. Consultant's activities and operations fully comply with now and will comply with in the future all applicable state and federal securities laws and regulations;

          e. Consultant is either properly registered as, or exempt from registration, as a broker-dealer or an investment advisor;

          f. Consultant understands that, as a result of its services, it may come to possess material non-public information about the Company, and that it has implemented internal control procedures designed to reasonably to insure that it and none of its employees, agents, consultants or affiliates, trade in the securities of client companies while in possession of material non-public information;

          g. During the Term of this Agreement and for a period of two years thereafter, the Consultant shall treat as the Company's confidential trade secrets all date, information, ideas, knowledge and papers pertaining to the affairs of the Company. Without limiting the generality of the foregoing, such trade secrets shall include: the identity of the Company's customers, suppliers and prospective customers and suppliers; the identity of the Company's creditors and other sources of financing; the Company's estimating and costing procedures and the cost and gross prices charged by the Company for its products; the prices or other consideration charged to or required of the Company by any of its suppliers or potential suppliers; the Company's sales and promotional policies; and all information relating to entertainment programs or properties being produced or otherwise developed by the Company. The Consultant shall not reveal said trade secretes to others except in the proper exercise of its duties for the Company, or use their knowledge thereof in any way that would be detrimental to the interest of the Company, unless compelled to disclose such information by judicial or administrative process; provided, however, that the divulging of information shall not be a breach of this Agreement to the extent that such information was (i) previously known by the party to which it is divulged, (ii) already in the public domain, all through no fault of the Consultant, or (iii) required to be disclosed by Consultant pursuant to judicial or governmental order. The Consultant shall also treat all information pertaining to the affairs of the Company's suppliers and customers and prospective customers and suppliers as confidential trade secrets of such customers and suppliers and prospective customers and suppliers, and:

          h. Consultant agrees to notify the Company immediately if, at any time, any of the representations and warranties made by the Consultant herein are no longer true and correct or if a breach of any of the representations and warranties made by the Consultant herein occurs,

     9.   The Company makes the following representations:

          a. The Company is not currently the subject of an investigation or inquiry by the Securities and Exchange Commission, the NASD, or any state securities commission;

          b.   The Company is in good standing in its state of incorporation;

          c. The Company and its senior management are not aware of any materially adverse events not previously disclosed in the Company's annual and quarterly reports with the Securities and Exchange Commission.

     10. Entire Agreement. This Agreement embodies the entire agreement and understanding between the Company and the Consultant and supersedes any and all negotiations, prior discussions and preliminary and prior agreements and understandings related to the primary subject matter hereof. This Agreement shall not be modified except by written instrument duly executed by each of the parties hereto.

     11. Waiver. No waiver of nay of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provisions, nor shall any waiver constitute a continuing wavier. No waiver shall be binding unless executed in writing by the party making the waiver.

     12. Assignment and Binding Effect. This Agreement and the rights hereunder may not be assigned by the parties (except by operation of law or merger) and shall be binding upon and inure to the benefit of the parties and their respective successors, assigns and legal representatives.

     13. Notices. Any notice or other communication between the parties hereto shall be sufficiently given if sent by certified or registered mail, postage prepaid, or faxed and confirmed at the following locations:

               Company:
               TRIDON ENTERPRISES, INCORPORATED
               136 S. Palm Drive, Suite 105
               Beverly Hills, CA 90210
               Attn: Paul Ebeling

               Consultant:
               Weil Consulting Corporation
               310 S. Swall Drive, Suite 407
               Los Angeles, CA 90048
               Attn: Weil Consulting Corporation

or at such other location as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice or other communication shall be deemed to be given on the date of receipt.

     14. Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is deemed unlawful or invalid for any reason whatsoever, such unlawfulness or invalidity shall not affect the validity of this Agreement.

     15. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of California, without giving effect to conflicts of laws.

     16. Headings. The headings of this Agreement are inserted solely for the convenience of reference and are not part of, and are not intended to govern, limit or aid in the construction of any term or provision hereof.

     17. Further Acts. Each party agrees to perform any further acts and execute and deliver any further documents that may be reasonably necessary to carry out the provisions and intent of this Agreement.

     18. Acknowledgment Concerning Counsel. Each party acknowledges that it had the opportunity to employ separate and independent counsel of its own choosing in connection with this Agreement.

     19. Independent Contractor Status. There is no relationship, partnership, agency, employment, franchise or joint venture between the parties. The parties have no authority to bind the other or incur any obligations on their behalf.

     20. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have duly execute this Agreement as of the date first written above.

TRIDON ENTERPRISES, INCORPORATED


BY:_____________________________________
     Paul Ebeling, its CEO


Weil Consulting Corporation


BY:_____________________________________
     Douglas Weil, President

     WARREN J. SOLOSKI Letterhead


     CONSENT OF COUNSEL


     I consent to the filing of this opinion as an exhibit to any filing made with the Securities and Exchange Commission or under any state or other jurisdiction's securities act for the purposes of registering, qualifying or establishing eligibility for an exemption from registration or qualification of the stock issued as described in the Registration Statement in connection with the offering described therein.


     /s/  Warren J. Soloski
     Warren J. Soloski
     Special Counsel to TRIDON ENTERPRISES, INCORPORATED

     CALDWELL, BECKER, DERVIN, PETRICK & CO., L.L.P.
     CERTIFIED PUBLIC ACCOUNTANTS  Letterhead

     CONSENT OF INDEPENDENT AUDITORS


     We consent to the use in this Registration Statement of Tridon Enterprises Incorporated on Form S-8 of our report dated September 21, 1998 relating to the financial statements of Tridon Enterprises, Incorporated.


     /s/
     Caldwell, Becker, Dervin, Petrick & Co., L.L.P.
     Certified Public Accountants